UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 12, 2020
FASTLY, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38897	27-5411834
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

475 Brannan Street, Suite 300
San Francisco, CA 94107
(Address of principal executive offices) (Zip code)
(844) 432-7859
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.00002 par value	“FSLY”	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02                   Results of Operations and Financial Condition.

On October 14, 2020, Fastly, Inc. (“Fastly”) issued a press release providing preliminary revenue results for its third quarter ended September 30, 2020 by issuing a press release. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

The press release was issued in connection with Fastly’s obligation to file a Resale Registration Statement on Form S-3 covering the resale of the shares of Fastly’s Class A Common Stock issued pursuant to the terms of an Agreement and Plan of Reorganization, dated as of August 26, 2020 (the “Merger Agreement”), with Signal Sciences Corp., a Delaware corporation, One Fish, Inc., a Delaware corporation and a wholly owned subsidiary of Fastly, Two Fish, LLC, a Delaware limited liability company and a wholly owned subsidiary of Fastly, and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as Stockholder Representative. The full text of the Merger Agreement is filed as Exhibit 2.1 hereto.

The information furnished under this Item 2.02 and in the accompanying Exhibit 99.1 on this Form 8-K, including the exhibits attached, will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor will it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as will be expressly set forth by specific reference in such a filing.

Item 8.01     Other Events.

On October 12, 2020 (the “Sunset Trigger Date”), the outstanding shares of Fastly’s Class B common stock represented less than 10% of the aggregate number of shares of the then outstanding Class A common stock and Class B common stock. As a result, all outstanding shares of Fastly’s Class B common stock, par value $0.00002 per share, will automatically convert into the same number of shares of Class A common stock, par value $0.00002 per share, under the terms of Fastly’s amended and restated certificate of incorporation (the “Certificate of Incorporation”) on July 12, 2021, the trading day falling nine months after the Sunset Trigger Date (the “Conversion”). No additional Class B shares may be issued following such Conversion.

The Conversion will occur under Article IV, Section D.7 of the Certificate of Incorporation, which provides that each one issued share of Class B common stock will convert automatically, without any further action, into one share of Class A common stock at 5:00 p.m. New York City time on the first trading day falling nine months after the date on which the outstanding shares of Class B common stock represent less than 10% of the aggregate number of shares of the then outstanding Class A common stock and Class B common stock.

The conversion will have the following effects, among others, on the holders of shares of Class B common stock:

Voting Power. Until the Conversion, holders of shares of Class B common stock will be entitled to cast ten votes per share on any matter submitted to a vote of our stockholders. As a result of the Conversion, all holders of shares of Class B common stock will become holders of shares of Class A common stock, which is entitled to only one vote per share on all matters subject to a stockholder vote with a record date on or after the date of the Conversion. In addition, the provisions of the Certificate of Incorporation and Delaware law that entitled the holders of shares of Class A and Class B common stock, in certain circumstances, to separate class voting rights are no longer applicable as a result of the conversion.

Economic Interests. Because holders of shares of Class A common stock are entitled to the same economic interests as holders of shares of Class B common stock, including with regard to dividends, liquidation rights, and treatment in connection with a change of control or merger transaction, the Conversion will have no impact on the economic interests of holders of shares of Class B common stock.

Capitalization. The Conversion will have no impact on the total number of the Company’s outstanding shares of capital stock, as the shares of Class B common stock will convert into an equivalent number of shares of Class A common stock.

Equity Incentive Plans. Upon the Conversion, outstanding options, which are denominated in shares of Class B common stock and issued under our 2011 Equity Incentive Plan, will remain unchanged, except that they will represent the right to receive shares of Class A common stock.

Item 9.01                   Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Exhibit Description

2.1*	Agreement and Plan of Reorganization, dated August 26, 2020.
99.1	Press Release dated October 14, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    We have omitted schedules and similar attachments to the subject agreement pursuant to Item 601 of Regulation S-K. We will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FASTLY, INC.

Dated:	October 14, 2020	By:	/s/ Adriel Lares
Adriel Lares
Chief Financial Officer